UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2005

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 12, 2005, the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved the Alliant Techsystems Inc. Amended and Restated Non-Employee Director Restricted Stock Plan, Amended and Restated as of December 12, 2005 (the “Stock Plan”) and the Alliant Techsystems Inc. Deferred Fee Plan for Non-Employee Directors, as amended and restated December 12, 2005 (the “Fee Plan”).  The Stock Plan and the Fee Plan were amended for the purposes of including changes required by Section 409A of the Internal Revenue Code, making clarifying or conforming changes relating to deferred compensation consistent with Section 409A of the Code or related proposed regulations or guidance from the U.S. Department of the Treasury, and making minor administrative changes.

Amended and Restated Non-Employee Director Restricted Stock Plan

Non-employee members of ATK’s Board of Directors (the “Board”) are eligible to participate in the Stock Plan.  Under the Stock Plan, each non-employee director receives automatic awards of restricted common stock with a market value of $55,000, as determined by the closing market price of ATK stock on the date of the award, upon first being elected to the Board and upon reelection at each subsequent annual meeting of ATK stockholders.  Common stock issued under this plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends.  All shares are, however, subject to certain restrictions against sale or transfer for a period, referred to in the Stock Plan as the restricted period, starting on the award date and ending on the earliest to occur of the following:

•                          the third anniversary of the award date;

•                          the retirement of the director from the Board in compliance with the Board’s retirement policy as then in effect;

•                          the termination of the director’s service on the Board as a result of the director’s not being nominated for reelection by the Board, but not as a result of the director’s declining to serve again;

•                          the termination of the director’s service on the Board because the director, although nominated for reelection by the Board, is not reelected by the stockholders;

•                          the termination of the director’s service on the Board because of (1) the director’s resignation at the request of the nominating committee of the Board, (2) the director’s removal by action of the stockholders, or (3) the sale, merger or consolidation of, or a similar extraordinary transaction involving, ATK, or;

•                          the termination of the director’s service on the Board because of disability or death.

Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period.

The Stock Plan permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account.  As a result of the changes required by Section 409A of the Internal Revenue Code, the Stock Plan now requires that deferral elections be made by the end of the calendar year preceding the date of the grant of restricted stock.  In addition, the Stock Plan was amended to include the special one-time transition opportunity to make deferral elections prior to March 15, 2005 for restricted stock awards that would otherwise be granted following the 2005 annual meeting of ATK stockholders.  The amended Stock Plan also provides that if a future non-employee director is initially elected prior to the 2006 annual meeting of ATK stockholders, that director may make a deferral election within 30 days after the date of being elected to the Board with respect to the number of shares of restricted stock that would otherwise be granted as of the date of the 2006 annual meeting of stockholders.

Directors who make a deferral election have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account.  If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director’s deferred stock unit account.  Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director’s deferral election, but no later than as soon as feasible following the director’s termination of Board service.

If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.

According to the terms of the Stock Plan, no restricted stock awards may be granted under that plan after August 6, 2006.  However, restricted stock awards may be granted to non-employee directors after that date under the Alliant Techsystems Inc. 2005 Stock Incentive Plan, which was approved by ATK’s stockholders on August 2, 2005.

Amended and Restated Deferred Fee Plan for Non-Employee Directors

Non-employee Board members are eligible to participate in the Fee Plan.  The Fee Plan permits a director to defer receipt of all or part of the director’s cash fees.  A director can elect to have deferred amounts credited to either a “cash account” or a “share account” as phantom stock units (based upon the market price of ATK common stock).  Cash accounts are credited with interest quarterly at ATK’s one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on ATK common stock.  Payment of deferred amounts is made in cash following the director’s termination of Board service.  Phantom stock units credited to share accounts are paid out based on the market price of ATK common stock at the time of payout.  A director may elect to receive payments either in a lump sum or in up to 10 annual installments.

The amendments to the Fee Plan that were approved by the Board include a special election provision allowing a deferral election on or before March 15, 2005 for fees paid in 2005 and also give newly elected directors up to 30 days to elect to defer future fees.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.

Description

10.1	Alliant Techsystems Inc. Amended and Restated Non-Employee Director Restricted Stock Plan, Amended and Restated as of December 12, 2005.
10.2	Alliant Techsystems Inc. Deferred Fee Plan for Non-Employee Directors, as amended and restated December 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: December 16, 2005	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary